UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on December 12, 2024, Interactive Strength Inc. (the “Company”) and Sportstech Brands Holding GmbH (“Sportstech”) entered into a non-binding letter of intent and exclusivity agreement for the Company to acquire Sportstech.

On February 10, 2025, the Company, Sportstech and Mr. Ali Ahmad, the sole shareholder of Sportstech, entered into a Binding Transaction Agreement (the “Agreement”), pursuant to which the Company will acquire Sportstech in a transaction (the “Transaction”) comprised of an initial investment (the “Initial Investment”) and three optional investment tranches (each, an “Optional Investment”), which are callable, subject to performance metrics, by Mr. Ahmad or an entity connected to him.

Pursuant to the Agreement, in the Initial Investment, the Company will acquire an approximately 99.8% stake in Sportstech with a $15,000,000 capital increase through contribution in kind of the Company’s Series D Non-voting Convertible Preferred Stock to be newly created, all of which will be issued to Sportstech at the closing of the Transaction. The conversion price of the Initial Investment into the Company’s Common Stock will be determined on June 15, 2026, using the volume-weighted average price (the “VWAP”) of the previous 20 trading days, subject to compliance with Nasdaq Listing Rule 5635(d) (the “Nasdaq Minimum Price Rule”).

Optional Investment A (“Optional Investment A”) provides an option to call a capital increase of up to $10,000,000 through contribution in kind of the Company’s Common Stock, which shall vest based on a formula that calculates (x) the EU-sourced EBITDA earned above $3,500,000 for the twelve (12) months ended March 2026, (y) multiplied by two (2). The price used to calculate the number of the Company’s Common Stock issued for Optional Investment A will be determined on June 15, 2026 by using the VWAP of the previous 20 trading days, subject to compliance with the Nasdaq Minimum Price Rule.

Optional Investment B (“Optional Investment B”) provides an option to call a capital increase of up to $10,000,000 through contribution in kind of the Company’s Common Stock, which shall vest based on a formula that calculates (x) the EU-sourced EBITDA earned above $5,500,000 for the twelve (12) months ended March 2027, (y) multiplied by two (2). The price used to calculate the number of the Company’s Common Stock issued for Optional Investment B will be determined on June 15, 2027 by using the VWAP of the previous 20 trading days, subject to compliance with the Nasdaq Minimum Price Rule.

Optional Investment C (“Optional Investment C”) provides an option to call a capital increase of up to $20,000,000 through contribution in kind of the Company’s Common Stock, which shall vest based on a formula that calculates (x) the US-sourced EBITDA earned for the twenty-four (24) months ended March 2027, (y) multiplied by three (3). The price used to calculate the number of the Company’s Common Stock issued for Optional Investment C will be determined on June 15, 2027 by using the VWAP of the previous 20 trading days, subject to compliance with the Nasdaq Minimum Price Rule.

In addition, pursuant to the Agreement, Mr. Ahmad will join the Board of Directors of the Company upon closing of the Initial Investment.

The foregoing description does not constitute a complete summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1, to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Binding Transaction Agreement, by and between Interactive Strength Inc., Ali Ahmad and Sportstech Brands Holding GmbH, dated as of February 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	February 14, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)